UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2023, the Board of Directors (the “Board”) of Selecta Biosciences, Inc. (the “Company”) approved a one-time cash bonus payment (each, a “Retention Bonus” and together, the “Retention Bonuses”) to certain of the Company’s executive officers equal to a multiplier of that executive officer's annual base salary for 2023, including Carsten Brunn (2x annual base salary), Blaine Davis (2x annual base salary), Peter Traber (1.5x annual base salary), Takashi Kei Kishimoto (1x annual base salary) and Lloyd Johnston (2x annual base salary), provided that each such executive officer remains employed by the Company in good standing on March 31, 2024. The Retention Bonus payments will be made on the first payroll date following March 31, 2024. In connection with the approval of the Retention Bonuses, the Board delegated authority to the Compensation Committee of the Company (the “Compensation Committee”) to release any individual receiving a Retention Bonus prior to March 31, 2024, at its discretion. In such event, the applicable Retention Bonus shall be paid to such individual employee in connection with any approved separation package. The Compensation Committee, at its discretion, may also elect to accelerate payment of any Retention Bonus or waive any service requirements imposed in connection with any Retention Bonus at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: September 25, 2023	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer